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                                                                EXHIBIT 10(p)(2)

                              SECTION 401(k) PLAN
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                    Amendment No. 2 dated December 15, 1995


    1. Section 4.10 of the Plan is amended by adding the following new Section 4.10(c):

        (c) Excess Deferrals. To the extent necessary to comply with the limits
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        set forth in Sections 4.7 and 4.8 of the Plan, Matching Contributions
        shall be forfeited. Such forfeited amounts shall be used to reduce the Company's future contributions to the Plan.

    2. Section 9.7 of the Plan is hereby amended by deleting the last sentence of subsection (a) thereof and substituting the following therefor:

        In the absence of receipt of such written direction with respect to any such shares three (3) business days before the exercise of any shareholder rights, the Committee shall vote any allocated but uninstructed shares in the exercise of its sole discretion.
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    3.  Section 9.7 of the Plan is further amended by deleting subsection (c)
thereof, renaming subsection (d) as subsection (c), and adding the following language at the end thereof:

        In the absence of receipt of such written direction three (3) business days prior to the exercise of such shareholder rights, the Committee shall exercise such rights in its sole discretion.

    4. A restatement to reflect this change and any other amendments since April 24, 1995, is authorized; any conforming changes to the Plan Trust are authorized.